As filed with the Securities and Exchange Commission on May 16, 2008

Registration No. 333-148054
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 2 to
Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BANK OF MONTREAL
(Exact name of Registrant as specified in its charter)

CANADA
(State or other jurisdiction of incorporation or organization)

13-4941092
(I.R.S. Employer Identification No.)

100 King Street West
1 First Canadian Place
Toronto, Ontario
Canada M5X 1A1
(416) 867-5803
(Address and telephone number of Registrant’s principal executive offices)

Paul V. Reagan
Bank of Montreal
111 West Monroe Street, P.O. Box 755
Chicago, Illinois 60690
(312) 461-3167
(Name, address and telephone number of agent for service)

Please send copies of all communications to:

John J. O’Brien Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000	Adam M. Givertz Shearman & Sterling LLP Commerce Court West Suite 4405, P.O. Box 247 Toronto, Canada M5L 1E8 (416) 360-8484

Approximate date of commencement of proposed sale to the public:  At such time or times on or after the effective date of this Registration Statement as the Registrant shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated May 16, 2008

Senior Debt Securities
Subordinated Debt Securities
up to an aggregate initial offering price of U.S.$6,000,000,000 or the equivalent thereof in other currencies.

We may offer from time to time senior debt securities or subordinated debt securities. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer securities for the account of persons other than us.

This prospectus provides information about us and describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in one or more supplements to this prospectus, which may be filed separately or included in a post-effective amendment to the Registration Statement, or may be set forth in one or more documents incorporated by reference in this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “BMO”.

You should read this prospectus and any applicable prospectus supplement carefully before you invest in any of our securities.

Investing in these securities involves certain risks. To read about certain factors you should consider before buying any of the Securities, see the “Risk Factors” section on page 5 of this prospectus and in our most recent annual report on Form 40-F, which is incorporated by reference herein, as well as any other reports on Form 6-K that are specifically incorporated by reference herein and, if any, in an applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospective Investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable prospectus supplement.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that Bank of Montreal is a Canadian bank, that many of its officers and directors are residents of Canada, that some or all of the underwriters or experts named in the Registration Statement may be residents of Canada, and that all or a substantial portion of the assets of Bank of Montreal and said persons may be located outside the United States.

These securities will be our unsecured obligations and will not be savings accounts or deposits that are insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency or under the Canada Deposit Insurance Corporation Act or any other deposit insurance regime.

We may use this prospectus in the initial sale of any securities. In addition, we or any of our affiliates, including BMO Capital Markets Corp., may use this prospectus in a market-making or other transaction in any security after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

This prospectus is dated          , 2008

ABOUT THIS PROSPECTUS

General

This document is called a prospectus and is part of a registration statement that we filed with the SEC using a “shelf” registration or continuous offering process. Under this shelf registration, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information”.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration statement we will provide one or more supplements to this prospectus containing specific information about the terms of the securities being offered. Any such supplements, which we refer to in this prospectus as the “applicable supplements”, may include a discussion of any additional risk factors or other special considerations that apply to those securities and may also add to, update or change the information in this prospectus. The applicable supplements relating to each series of debt securities will be attached to the front of this prospectus. If there is any inconsistency between the information in this prospectus and any applicable supplement, you should rely on the information in the most recent applicable supplement. We urge you to read carefully both this prospectus and any applicable supplement accompanying this prospectus, together with the information incorporated herein and in any applicable supplement by reference under the heading “Where You Can Find More Information”, before deciding whether to invest in any of the securities being offered.

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and the applicable supplements, including the information incorporated by reference. We have not authorized anyone to give any information or to make any representation different from or in addition to that contained or incorporated by reference in this prospectus and any applicable supplement. Therefore, if anyone does give you such different information, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. Therefore, you should not assume that the information contained in this prospectus or applicable supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable supplement is delivered or securities are sold on a later date.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which may be our affiliates. If we, directly or through dealers or agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with the applicable dealers or agents, to reject, in whole or in part, any of those offers. An applicable supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those persons and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933 (the “Securities Act”). In addition, one or more of our subsidiaries, including BMO Capital Markets Corp., may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the applicable supplements in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “the Bank”, “we”, “us”, “our” or similar references mean Bank of Montreal and its consolidated subsidiaries.

PRESENTATION OF FINANCIAL INFORMATION

We prepare our consolidated financial statements in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. For a discussion of significant differences between Canadian and U.S. GAAP and a reconciliation of the consolidated balance sheet and statement of income, you should read the section titled “Note 30: Reconciliation of Canadian and United States Generally Accepted Accounting Principles” in our Annual Report on Form 40-F for the fiscal year ended October 31, 2007.

Additionally, we publish our consolidated financial statements in Canadian dollars. In this prospectus and any applicable supplement, currency amounts are stated in Canadian dollars (“$”), unless specified otherwise. As indicated in the table below, the Canadian dollar has fluctuated in value compared to the U.S. dollar over time.

The tables below set forth the high and low daily noon buying rates, the average yearly rate and the rate at period end between Canadian dollars and U.S. dollars (in U.S. dollars per Canadian dollar) for the five-year period ended October 31, 2007 and the high and low daily noon buying rates for the three months ended January 31, 2008, the three months ended April 30, 2008 and May 1, 2008 through May 12, 2008. On May 12, 2008, the noon buying rate was U.S.$ 0.9963 = $1.00. Our reference to the “noon buying rate” is the inverse of the rate in The City of New York for cable transfers in foreign currencies as announced by the U.S. Federal Reserve Bank of New York for customs purposes on a specified date.

Year Ended October 31	High	Low	Average Rate(1)	At Period End

2003	0.7667	0.6288	0.6954	0.7579
2004	0.8201	0.7158	0.7606	0.8191
2005	0.8615	0.7872	0.8241	0.8477
2006	0.9100	0.8361	0.8827	0.8907
2007	1.0531	0.8437	0.9149	1.0531

Additional Periods	High	Low

THREE MONTHS ENDED JANUARY 31, 2008	1.0908	0.9714
THREE MONTHS ENDED APRIL 30, 2008	1.0291	0.9732
MAY, 2008 (THROUGH MAY 12)	0.9980	0.9816

Note:

(1)	The average of the noon buying rates on the last business day of each full month during the relevant period.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Our public communications often include written or oral forward-looking statements. Statements of this type are included in this document, and may be included in other filings with Canadian securities regulators or the U.S. Securities and Exchange Commission (the “SEC”), or in other communications. All such statements are made pursuant to the “safe harbor” provisions of, and are intended to be forward-looking statements under, the United States Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation. Forward-looking statements may involve, but are not limited to, comments with respect to our objectives and priorities for 2008 and beyond, our strategies or future actions, our targets, expectations for our financial condition or share price, and the results of or outlook for our operations or for the Canadian and U.S. economies.

By their nature, forward-looking statements require us to make assumptions and are subject to inherent risks and uncertainties. There is significant risk that predictions, forecasts, conclusions or projections will not prove to be accurate, that our assumptions may not be correct and that actual results may differ materially from such predictions, forecasts, conclusions or projections. We caution readers of this document not to place undue reliance on our forward-looking statements as a number of factors could cause actual future results, conditions, actions or events to differ materially from the targets, expectations, estimates or intentions expressed in the forward-looking statements.

The future outcomes that relate to forward-looking statements may be influenced by many factors, including but not limited to: general economic and market conditions in the countries in which we operate; interest rate and currency value fluctuations; changes in monetary policy; the degree of competition in the geographic and business areas in which we operate; changes in laws; judicial or regulatory proceedings; the accuracy and completeness of the information we obtain with respect to our customers and counterparties; our ability to execute our strategic plans and to complete and integrate acquisitions; critical accounting estimates; operational and infrastructure risks; general political conditions; global capital market activities; the possible effects on our business of war or terrorist activities; disease or illness that impacts on local, national or international economies; disruptions to public infrastructure, such as transportation, communications, power or water supply; and technological changes.

We caution that the foregoing list is not exhaustive of all possible factors. Other factors could adversely affect our results. For more information, please see the discussion in our Annual Report on Form 40-F, which is incorporated by reference herein and which outlines in detail certain key factors that may affect our future results. When relying on forward-looking statements to make decisions with respect to Bank of Montreal, investors and others should carefully consider these factors, as well as other uncertainties and potential events, and the inherent uncertainty of forward-looking statements. We do not undertake to update any forward-looking statement, whether written or oral, that may be made, from time to time, by the organization or on its behalf.

WHERE YOU CAN FIND MORE INFORMATION

In addition to our continuous disclosure obligations under the securities laws of the Provinces and Territories of Canada, we are subject to the information reporting requirements of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file or furnish reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Such reports and other information, when filed or furnished by us in accordance with such requirements, can be inspected and copied by you at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549., with the SEC. You may read and copy any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can get further information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov. Our common shares are listed on the New York Stock Exchange, and reports and other information concerning us can be inspected at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005. Information about us can be located at our website at www.bmo.com. All Internet references in this prospectus are inactive textual references and we do not incorporate website contents into this prospectus.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Bank, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this prospectus.

We incorporate by reference the documents listed below and all documents which we subsequently file with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules) pursuant to Section 13(a), 13(c), 14, or 15(d) Exchange Act until the termination of the offering of the securities under this prospectus:

•	Annual Report on Form 40-F for the year ended October 31, 2007 (File No. 001-13354)

•	Report on Form 6-K dated January 30, 2008 (File No. 001-13354)

•	Report on Form 6-K dated February 20, 2008 (File No. 001-13354)

•	Report on Form 6-K dated March 5, 2008 (File No. 001-13354) (Film No. 08668723)

•	Report on Form 6-K dated March 24, 2008 (File No. 001-13354)

•	Report on Form 6-K dated May 7, 2008 (File No. 001-13354)

We may also incorporate any other Form 6-K that we submit to the SEC on or after the date of this prospectus and prior to the termination of this offering if the Form 6-K filing specifically states that it is incorporated by reference into the registration statement of which this prospectus forms a part.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Bank of Montreal
Corporate Secretary’s Department
100 King Street West
1 First Canadian Place
Toronto, Ontario
Canada M5X 1A1
(416) 867-5803

RISK FACTORS

Investment in these securities is subject to various risks, including those risks inherent in conducting the business of a diversified financial institution. Before deciding whether to invest in any securities, you should consider carefully the risks described in the documents incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in the applicable supplements relating to a specific offering of securities. You should consider the categories of risks identified and discussed in the management’s discussion and analysis of financial condition and results of operations included in our Annual Report on Form 40-F for the fiscal year ended October 31, 2007, including those summarized under “Caution Regarding Forward-Looking Statements” above.

BANK OF MONTREAL

Bank of Montreal (“Bank of Montreal” or the “Bank”) commenced business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, the Bank has been a chartered bank under the Bank Act, and is named in Schedule I of the Bank Act (Canada) (the “Bank Act”). The Bank Act is the charter of the Bank and governs its operations.

The Bank’s head office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6, and its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1. The Bank’s telephone number is (416) 867-5803.

Bank of Montreal offers a broad range of credit and non-credit products and services directly and through Canadian and non-Canadian subsidiaries, offices and branches. As at January 31, 2008, the Bank had approximately 36,000 full-time equivalent employees, maintained 982 bank branches in Canada, including instores, and operated internationally in major financial markets and trading areas through our offices in Canada and eight other countries, including the United States. Harris Financial Corp. (“Harris”), based in Chicago and wholly-owned by Bank of Montreal, operates, through its indirect subsidiary Harris N.A., a community banking business providing personal and business banking services in select markets in the U.S. Midwest; a wealth management business offering private banking, personal trust and investment products in select U.S. markets; as well as corporate and investment banking services under the BMO Capital MarketsTM brand through Harris Nesbitt. Bank of Montreal provides a full range of investment dealer services through the BMO Nesbitt Burns group of companies, which include BMO Nesbitt Burns Inc., a major fully-integrated Canadian investment dealer in which Bank of Montreal owns 100 percent of the voting shares, and BMO Capital Markets Corp., Bank of Montreal’s wholly-owned registered securities dealer in the United States.

Bank of Montreal is comprised of three operating groups:

•	Personal and Commercial Banking, which provides financial services to personal and commercial customers across Canada and in select markets in the U.S. Midwest through its branches as well as directly through bmo.com, harrisbank.com and a network of automated banking machines (ABMs);

•	Private Client Group, which provides wealth management products and services to individuals and select institutional segments through BMO Bank of Montreal, BMO Nesbitt Burns®, BMO InvestorLine®, Guardian Mutual Funds, Jones Heward Investment Counsel and BMO Harris Private Banking in Canada, and through Harris Private Bank and Harris Investment Management in the United States; and

•	BMO Capital Markets, which serves corporate, institutional and government clients primarily in Canada and the United States but also in the United Kingdom, Europe, Asia and Australia, offering clients complete financial and capital markets solutions.

The Bank’s Corporate Services and Technology and Operations groups provide risk management, information technology and other corporate services to the three operating groups.

Certain Matters Relating to the Bank’s Board of Directors

The Bank Act requires that the number of directors on the Bank’s board of directors be at least seven. Currently, the Bank’s board of directors consists of seventeen members. All directors of the Bank are elected annually.

The Bank Act and the Bank’s by-laws require that at least 75% of the members of the Bank’s board of directors be resident Canadians. In addition, directors may not transact business at a meeting of directors or of a committee of directors unless a majority of directors present are resident Canadians or if such business is subsequently confirmed by a majority of the resident Canadian directors. Four directors shall constitute a quorum at any meeting of the board of directors. Under the Bank Act, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the votes cast at a special meeting of shareholders. A vacancy created by such removal may be filled at the meeting or by a quorum of the directors. Bank policies stipulate that a director shall not stand for re-election at the first annual meeting after reaching the age of 70.

Conflicts of Interest

The Bank Act contains detailed provisions with regard to a director’s power to vote on a proposal, arrangement or contract in which the director is materially interested. These provisions include procedures for: disclosure of the conflict of interest and the timing for such disclosure; the presence of directors at board meetings where the proposal, arrangement or contract giving rise to the conflict of interest is being considered, and voting with respect to the proposal, arrangement or contract giving rise to the conflict of interest; and other provisions for dealing with such conflicts of interest. The Bank Act also contains detailed provisions regarding transactions with persons who are related parties of the Bank, including directors of the Bank. See “— Borrowing Powers.”

Compensation

The by-laws of the Bank have provisions with regard to remuneration of directors. The board of directors may from time to time by resolution determine their remuneration that may be paid, but such remuneration may not exceed in each year an aggregate cap set out in the by-laws, and individually may be in such amounts as the board may by resolution determine. The directors may also be paid their reasonable out-of-pocket expenses incurred in attending meetings of the board, shareholders or committees of the board or otherwise in the performance of their duties.

Directors are required to hold at least six times their annual retainer in common shares and/or deferred share units (“Deferred Share Units”) under the Bank’s Deferred Share Unit Plan for Non-Employee Directors and until this level is obtained, directors must take 100% of their annual retainer in the form of either common shares (which are purchased on the open market) or Deferred Share Units. Once this threshold has been reached, directors must take 50% of their annual retainer in common shares (which are purchased on the open market) or in Deferred Share Units. A Deferred Share Unit is an amount owed by the Bank to directors having the same value as one common share, but is not paid out (in cash or in common shares purchased on the open market) until such time as the director leaves the board, thereby providing an ongoing equity stake in the Bank throughout the director’s period of board service. Directors have the option to receive up to 100% of their annual retainer and meeting fees in this manner. Only non-employee directors can receive Deferred Share Units.

Borrowing Powers

The directors of the Bank may, without authorization of the shareholders, authorize the Bank to borrow money. The Bank Act, however, prohibits the Bank from entering into transactions with persons who are deemed to be related parties of the Bank, subject to certain exceptions. Related party transactions may include loans made on the credit of the Bank. In addition, the by-laws of the Bank may be amended, as described in “— Amendment to the By-laws of the Bank”, to vary the borrowing authority of directors in this regard.

Meetings of the Shareholders

Annual Meetings; Shareholder Proposals

The Bank is required to hold an annual meeting of shareholders not later than six months after the end of each financial year on such day and at such time as its directors shall determine.

A shareholder who is entitled to vote at an annual meeting of shareholders may (i) submit to the Bank notice of any matter that the shareholder proposes to raise at the meeting, and (ii) discuss at the meeting any matter in respect of which the shareholder would have been entitled to submit a proposal. If the Bank solicits proxies for such annual meeting, it is required to set out in the management proxy a proposal submitted by a shareholder for consideration at such meeting. If so requested by a shareholder who submits a proposal to the Bank, the Bank is required to include in the management proxy circular, or attach thereto, a statement by the shareholder of not more than two hundred words in support of the proposal and the name and address of the shareholder. A proposal may include nominations for the election of directors if it is signed by one or more shareholders of shares representing in the aggregate not less than 5% of the shares of the Bank or 5% of the shares of a class of shares of the Bank entitled to vote at the meeting at which the proposal is to be presented.

The Bank is not required to comply with the obligations to include the proposal, or a statement of the shareholder submitting a proposal, in its management proxy circular, if

•	the proposal is not submitted to the Bank at least the prescribed number of days before the anniversary date of the notice of meeting that was sent to shareholders in respect of the previous annual meeting of shareholders;

•	it clearly appears that the primary purpose of the proposal is to enforce a personal claim or redress a personal grievance against the Bank or its directors, officers or security holders;

•	it clearly appears that the proposal does not relate in a significant way to the business or affairs of the Bank;

•	the person submitting the proposal failed within the prescribed period before the Bank receives their proposal to present, in person or by proxy, at a meeting of shareholders a proposal that at their request had been set out in or attached to a management proxy circular;

•	substantially the same proposal was set out in or attached to a management proxy circular or dissident’s proxy circular relating to, and presented to shareholders at, a meeting of shareholders of the Bank held within the prescribed period before the receipt of the proposal and did not receive the prescribed minimum amount of support at the meeting; or

•	the rights to submit a proposal as described above are being abused to secure publicity.

If the Bank refuses to include a proposal in a management proxy circular, it is obligated to notify the shareholder in writing of such refusal and its reasons for such refusal. The shareholder may apply to a court if such shareholder claims it has been aggrieved by such refusal, and the court may restrain the holding of the meeting at which the proposal is sought to be presented and may make such further order it thinks fit. In addition, if the Bank claims to be aggrieved by the proposal, it may apply to a court for an order permitting the Bank to omit the proposal from the management proxy circular.

Special Meetings

A special meeting of the shareholders may be called at any time by the directors and, subject to certain provisions of the Bank Act, must be called by the directors upon the written request of shareholders who together hold not less than 5% of the issued and outstanding shares of the Bank that carry the right to vote at the meeting.

Amendments to the By-laws of the Bank

Under the Bank Act, the rights of holders of the Bank’s shares can be changed by the board of directors of the Bank by making, amending or repealing the by-laws of the Bank. The board of directors of the Bank must submit a by-law, or an amendment to or a repeal of a by-law, to the shareholders of the Bank, in accordance with the procedures of the Bank Act and the by-laws of the Bank, and the shareholders must approve the by-law, amendment to or repeal of the by-law by special resolution to be effective. Under the Bank Act, a special resolution is a resolution passed by a majority of not less than two thirds of the votes cast by or on behalf of the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution. In some circumstances, the Bank Act mandates that holders of shares of a class or a series are entitled to vote separately as a class or series on a proposal to amend the by-laws of the Bank.

Bank Act Restrictions and Approvals

Under the Bank Act, the Bank, with the prior consent of the Superintendent of Financial Institutions (Canada), may redeem or purchase any of its shares unless there are reasonable grounds for believing that the Bank is, or the redemption or purchase would cause the Bank to be, in contravention of any regulation made under the Bank Act respecting the maintenance by banks of adequate capital and adequate and appropriate forms of liquidity, or any direction to the Bank made by the Superintendent pursuant to subsection 485(3) of the Bank Act regarding its capital or its liquidity. No such direction to the Bank has been made to date.

The Bank is also prohibited under the Bank Act from paying or declaring a dividend if there are reasonable grounds for believing that the Bank is, or the payment would cause the Bank to be, in contravention of any regulation made under the Bank Act respecting the maintenance by banks of adequate capital and adequate and appropriate forms of liquidity, or any direction to the Bank made by the Superintendent pursuant to subsection 485(3) of the Bank Act regarding its capital or its liquidity. No such direction to the Bank has been made to date.

Additional Restrictions on Declaration of Dividends

Pursuant to agreements made between the Bank, BNY Trust Company of Canada and BMO Capital Trust (a subsidiary of the Bank) (the “Trust”), the Bank has covenanted with the holders of the outstanding Trust Capital Securities of the Trust (the “BMO BOaTS”) that, if the Trust fails to pay in full a required distribution on any series of the BMO BOaTS, the Bank will refrain from declaring dividends of any kind on the Bank’s common shares or preferred shares until during or after the month commencing immediately after the third month (with respect to the BMO BOaTS — Series A, B and C), or fourth month (with respect to the BMO BOaTS — Series D and E), in which the Bank ordinarily declares dividends from time to time on the Bank’s common shares or any of its preferred shares, unless the Trust first pays the required distribution (or the unpaid portion thereof) to the respective holders of BMO BOaTS. For further information regarding the Capitalization of the Bank, see “Consolidated Capitalization”.

Restraints on Bank Shares Under the Bank Act

The Bank Act contains restrictions on the issue, transfer, acquisition and beneficial ownership of all shares of a chartered bank. The following is a summary of such restrictions. No person shall be a major shareholder of a bank if such bank has equity of $8 billion or more (which would include the Bank). A person is a major shareholder of a bank where (i) the aggregate of shares of any class of voting shares owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 20% of that class of voting shares; or (ii) the aggregate of shares of any class of non-voting shares beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 30% of that class of non-voting shares. No person shall have a significant interest in any class of shares of a bank, including the Bank, unless the person first receives the approval of the Minister of Finance (Canada). For purposes of the Bank Act, a person has a significant interest in a class of shares of a bank where the aggregate of any shares of the class beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person exceeds 10% of all of the outstanding shares of that class of shares of such bank.

In addition, the Bank Act prohibits banks, including the Bank, from transferring or issuing shares of any class to Her Majesty in right of Canada or of a province, an agent of Her Majesty, a foreign government or an agent of a foreign government.

CONSOLIDATED CAPITALIZATION OF THE BANK

The following table sets forth the consolidated capitalization of the Bank at January 31, 2008(1).

As at
January 31,
2008
(In millions of
Canadian dollars)

Non-Controlling Interest in Subsidiaries(2)
BMO BOaTS — Series D(3)	$598
BMO BOaTS — Series E(3)	449
Non-Controlling Interest in Other Subsidiaries	281

Total Non-Controlling Interest in Subsidiaries	1,328

Subordinated Debt(5)	3,446
Preferred Share Liability(4)(6)	250
Capital Trust Securities(2)
BMO BOaTS — Series A	350
BMO BOaTS — Series B	400
BMO BOaTS — Series C	400

Total Capital Trust Securities	1,150

Shareholders’ Equity
Preferred Shares(4)(5)	1,196
Common Shares	4,452
Contributed Surplus	65
Retained Earnings	11,056
Accumulated Other Comprehensive Loss	(1,269)

Total Shareholders’ Equity	15,500

Total Capitalization	$21,674

Notes:

(1)	This table does not reflect any changes that resulted from the Bank’s redemption of its 5.75% Debentures, Series A Medium Term Notes, Second Tranche, due 2013, which were redeemed on February 4, 2008.

(2)	For more information on the classification of Capital Trust Securities, please refer to Note 19 of the audited consolidated financial statements of the Bank for the year ended October 31, 2007 incorporated by reference in this prospectus.

(3)	Amounts shown for BMO BOaTS — Series D and BMO BOaTS — Series E are net of external issuance costs of $5 million and $3 million, respectively, and include accrued distribution liability of $3 million and $2 million, respectively.

(4)	Preferred Share Liability consists of Class B Preferred Shares Series 6, and Preferred Shares classified under Shareholders’ Equity consist of Class B Preferred Shares Series 5, 10, 13 and 14. For more information on the classification of Preferred Shares, please refer to Note 21 of the audited consolidated financial statements of the Bank for the year ended October 31, 2007 incorporated by reference in this prospectus.

(5)	On March 25, 2008, the Bank issued $900 million of subordinated indebtedness pursuant to its Canadian Medium Term Note Program. The issue, Series F Medium Term Notes, First Tranche, is a public offering due 2023.

(6)	On March 25, 2008, the Bank issued $250 million of Non-Cumulative Perpetual Class B Preferred Shares Series 15.

CONSOLIDATED EARNINGS RATIOS

The following table provides the Bank’s consolidated ratios of earnings to fixed charges, calculated in accordance with Canadian GAAP and U.S. GAAP, for the five year period ended October 31, 2007 and the three month period ended January 31, 2008:

Canadian GAAP

						Three months
						Ended
	Years Ended October 31,					January 31,
	2007	2006	2005	2004	2003	2008

Consolidated Ratios of Earnings to Fixed Charges
Excluding interest on deposits	1.71	2.34	2.82	3.60	2.80	1.22
Including interest on deposits	1.21	1.41	1.60	1.81	1.56	1.05

U.S. GAAP

						Three months
						Ended
	Years Ended October 31,					January 31,
	2007	2006	2005	2004	2003	2008

Consolidated Ratios of Earnings to Fixed Charges
Excluding interest on deposits	1.75	2.39	2.86	3.94	3.05	1.26
Including interest on deposits	1.21	1.42	1.59	1.85	1.59	1.06

For purposes of computing these ratios:

•	earnings represent income from continuing operations plus income taxes and fixed charges (excluding capitalized interest);

•	fixed charges, excluding interest on deposits, represent interest (including capitalized interest), estimated interest within rent, and amortization of debt issuance costs; and

•	fixed charges, including interest on deposits, represent all interest (including capitalized interest), estimated interest within rent, and amortization of debt issuance costs.

USE OF PROCEEDS

Unless otherwise specified in an applicable supplement, the net proceeds to the Bank from the sale of the securities will be added to the general funds of the Bank and used for general banking purposes. The application of proceeds will depend upon the funding requirements of the Bank at the time.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

References to “the Bank”, “us”, “we” or “our” in this section mean Bank of Montreal, and do not include the subsidiaries of Bank of Montreal. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance”.

Debt Securities May Be Senior or Subordinated

We may issue debt securities which may be senior or subordinated in right of payment. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will be issued under our senior debt indenture described below and will be unsubordinated obligations that rank equally with all of our other unsecured and unsubordinated debt, including deposit liabilities, other than certain governmental claims in accordance with applicable law.

The subordinated debt securities will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness”, as defined in the subordinated debt indenture. Neither indenture limits our ability to incur additional indebtedness.

In the event we become insolvent, our governing legislation provides that priorities among payments of our deposit liabilities (including payments in respect of the senior debt securities) and payments of all of our other liabilities (including payments in respect of the subordinated debt securities) are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. Because we have subsidiaries, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, and holders of debt securities should look only to our assets for payments on the debt securities.

Neither the senior debt securities nor the subordinated debt securities will constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States governmental agency or instrumentality.

When we refer to “debt securities” or “securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The Senior and Subordinated Debt Indentures

The senior debt securities and the subordinated debt securities are each governed by an indenture — the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. When we refer to the “indentures”, we mean both the senior debt indenture and the subordinated debt indenture, and when we refer to the “indenture”, we mean either the senior debt indenture or the subordinated debt indenture, as applicable. Each indenture is a contract between us and Wells Fargo Bank, National Association, which acts as trustee. The indentures are substantially identical, except for the provisions relating to:

•	the events of default, which are more limited in the subordinated debt indenture;

•	subordination, which are included only in the subordinated debt indenture;

•	possible conversions or exchanges.

Reference to the indenture or the trustee, with respect to any debt securities, means the indenture under which those debt securities are issued and the trustee under that indenture.

The trustee has two main roles:

•	The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under “— Events of Default — Remedies If an Event of Default Occurs”.

•	The trustee performs administrative duties for us, such as sending interest payments and notices to holders and transferring a holder’s debt securities to a new buyer if a holder sells.

The indentures and their associated documents contain the full legal text of the matters described in this section. The indentures and the debt securities will be governed by New York law, except that the subordination provisions in the subordinated debt indenture and certain provisions relating to the status of the senior debt securities under Canadian law in the senior debt indenture will be governed by the laws of the Province of Ontario and the laws of Canada applicable therein. A copy of each of the senior debt indenture and the subordinated debt indenture is an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” above for information on how to obtain a copy.

General

We may issue as many distinct series of debt securities under either indenture as we wish. The provisions of the senior debt indenture and the subordinated debt indenture allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to “re-open” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your applicable supplement at any time without your consent and without notifying you. In addition, we may issue additional debt securities of any series at any time without your consent and without notifying you. We may also issue other securities at any time without your consent and without notifying you. The indentures do not limit our ability to incur other indebtedness or to issue other securities, and we are not subject to financial or similar restrictions under the indentures.

This section summarizes the material terms of the debt securities that are common to all series, subject to any modifications contained in an applicable supplement. Most of the specific terms of your series will be described in the applicable supplements accompanying this prospectus. As you read this section, please remember that the specific terms of your debt security as described in the applicable supplements will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between the information in the applicable supplements and this prospectus, the information in the most recent applicable supplement will control. Accordingly, the statements we make in this section may not apply to your debt securities. Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures and the applicable series of debt securities, including definitions of certain terms used in the indentures and the applicable series of debt securities. In this summary, we describe the meaning of only some of the more important terms. You must look to the indentures or the applicable series of debt securities for the most complete description of what we describe in summary form in this prospectus.

We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. An applicable supplement relating to the original issue discount securities will describe U.S. federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in an applicable supplement relating to any of the particular debt securities. An applicable supplement relating to specific debt securities will also describe any special considerations and any material additional tax considerations applicable to such debt securities.

When we refer to a series of debt securities, we mean a series issued under the indenture pursuant to which the debt securities will be issued. Each series is a single distinct series under the indenture pursuant to which they will be issued and we may issue debt securities of each series in such amounts, at such times and on such terms as we wish. The debt securities of each series will differ from one another, and from any other series, in their terms, but all debt securities of a series together will constitute a single series for all purposes under the indenture pursuant to which they will be issued.

We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable supplements will describe the terms of any debt securities being offered, including:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the rate or rates (which may be fixed or variable) per annum, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the dates on which such interest, if any, will be payable and the regular record dates for such interest payment dates;

•	the place or places where the principal of, premium, if any, and interest on the debt securities is payable;

•	any mandatory or optional sinking funds or similar provisions or provisions for redemption at our option or the option of the holder;

•	if applicable, the date after which, the price at which, the periods within which and the terms and conditions upon which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed and other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if applicable, the terms and conditions upon which the debt securities may be repayable prior to final maturity at the option of the holder thereof (which option may be conditional);

•	the portion of the principal amount of the debt securities, if other than the entire principal amount thereof, payable upon acceleration of maturity thereof;

•	if the debt securities may be converted into or exercised or exchanged for other of our securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of our securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

•	if other than denominations of $1,000 and any integral multiples thereof, the denominations in which the series of debt securities will be issuable;

•	the currency of payment of principal, premium, if any, and interest on the series of debt securities;

•	if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and/or interest on the series of debt securities;

•	the applicability of the provisions described under “— Defeasance” below;

•	any event of default under the series of debt securities if different from those described under “— Events of Default” below;

•	if the series of debt securities will be issuable only in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•	any other special feature of the series of debt securities.

An investment in debt securities may involve special risks, including risks associated with indexed securities and currency-related risks if the debt security is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. Risks specific to these types of debt securities will be included in the applicable supplements.

Market-Making Transactions

One or more of our subsidiaries may purchase and resell debt securities in market-making transactions after their initial issuance. We may also, subject to applicable law and any required regulatory approval, purchase debt securities in the open market or in private transactions to be held by us or cancelled.

Covenants

Except as described in this sub-section or as otherwise provided in an applicable supplement with respect to any series of debt securities, we are not restricted by the indentures from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity, nor do they contain any covenants or other provisions that would limit our or our subsidiaries’ right to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on our or our subsidiaries’ assets. The indentures do not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events that may adversely affect the creditworthiness of the debt securities, for example, a highly leveraged transaction, except as otherwise specified in this prospectus or any applicable supplement.

Mergers and Similar Events

Each of the indentures provide that we are permitted to merge, amalgamate, consolidate or otherwise combine with another entity, or to sell or lease substantially all of our assets to another entity, as long as the following conditions are met:

•	When we merge, amalgamate, consolidate or otherwise are combined with or acquired by, another entity, or sell or lease substantially all of our assets, the surviving, resulting or acquiring entity is a duly organized entity and is legally responsible for and assumes, either by agreement, operation of law or otherwise, our obligations under such indenture and the debt securities issued thereunder.

•	The merger, amalgamation, consolidation, other combination, or sale or lease of assets, must not result in an event of default under such indenture. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specified period of time were disregarded.

If the conditions described above are satisfied, we will not need to obtain the consent of the holders of the debt securities in order to merge, amalgamate, consolidate or otherwise combine with another entity or to sell substantially all of our assets.

We will not need to satisfy the conditions described above if we enter into other types of transactions, including:

•	any transaction in which we acquire the stock or assets of another entity but in which we do not merge, amalgamate, consolidate or otherwise combine;

•	any transaction that involves a change of control but in which we do not merge, amalgamate, consolidate or otherwise combine; and

•	any transaction in which we sell less than substantially all of our assets.

It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of debt securities, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Debt Securities

There are four types of changes we can make to the indenture and the debt securities issued under that indenture.

•	Changes Requiring Consent of All Holders. First, there are changes that cannot be made to the indenture or the debt securities without the consent of each holder of a series of debt securities affected in any material respect by the change under a particular debt indenture. Following is a list of those types of changes:

•	change the stated maturity of the principal or reduce the interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount security) following a default;

•	change the currency of payment on a debt security;

•	change the place of payment for a debt security;

•	impair a holder’s right to sue for payment;

•	impair a holder’s right to require repurchase on the original terms of those debt securities that provide a right of repurchase;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.

•	Changes Requiring a Majority Consent. The second type of change to the indenture and the debt securities is the kind that requires the consent of holders of debt securities owning not less than a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the debt securities. We may also obtain a waiver of a past default from the holders of debt securities owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described above under “— Changes Requiring Consent of All Holders” unless we obtain the individual consent of each holder to the waiver.

•	Changes Not Requiring Consent. The third type of change to the indenture and the debt securities does not require the consent by holders of debt securities. This type is limited to the issuance of new series of debt securities under the indenture, clarifications and certain other changes that would not adversely affect in any material respect the interests of the holders of the debt securities of any series.

We may also make changes or obtain waivers that do not adversely affect in any material respect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the consent of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities.

•	Modification of Subordination Provisions. The fourth type of change to the indenture and the debt securities is the kind that requires the consent of the holders of a majority of the principal amount of all affected series of subordinated debt securities, voting together as one class. We may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect in any material respect the outstanding subordinated debt securities of any one or more series without the consent of the holders of a majority of the principal amount of all affected series of subordinated debt securities, voting together as one class.

Further Details Concerning Voting.  When seeking consent, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the applicable supplement.

•	For debt securities denominated in one or more non-U.S. currencies or currency units, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote or take other action under the applicable indenture, if we have given a notice of redemption and deposited or set aside in trust for the holders money for the payment or redemption of the debt securities. Debt securities will also not be considered outstanding, and therefore not eligible to vote or take other action under the applicable indenture, if they have been fully defeased as described below under “— Defeasance — Full Defeasance” or if we or one of our affiliates is the beneficial owner of the debt securities.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If the trustee or we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Special Provisions Related to the Subordinated Debt Securities

The subordinated debt securities issued under the subordinated debt indenture will be our direct unsecured obligations constituting subordinated indebtedness for the purpose of the Bank Act and will therefore rank subordinate to our deposits. Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on these securities.

If we become insolvent or are wound-up, the subordinated debt securities issued and outstanding under the subordinated debt indenture will rank equally with, but not prior to, all other subordinated indebtedness and subordinate in right of payment to the prior payment in full of all other indebtedness of the Bank then outstanding, other than liabilities which, by their terms, rank in right of payment equally with or subordinate to the subordinated indebtedness, and in accordance with the terms of such liabilities or such other indebtedness.

For these purposes, “indebtedness” at any time means:

(i) the deposit liabilities of the Bank at such time; and

(ii) all other liabilities and obligations of the Bank to third parties (other than fines or penalties that, pursuant to the Bank Act, are a last charge on the assets of a Bank in the case of insolvency of the Bank and obligations to shareholders of the Bank, as such) which would entitle such third parties to participate in a distribution of the Bank’s assets in the event of the insolvency or winding-up of the Bank.

“subordinated indebtedness” at any time means:

(i) the liability of the Bank in respect of the principal of and premium, if any, and interest on its outstanding subordinated indebtedness outlined above;

(ii) any indebtedness which ranks equally with and not prior to the outstanding subordinated indebtedness, in right of payment in the event of the insolvency or winding-up of the Bank and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all indebtedness to which the outstanding subordinated indebtedness is subordinate in right of payment to at least the same extent as the outstanding subordinated indebtedness is subordinated thereto pursuant to the terms of the instrument evidencing or creating the same;

(iii) any indebtedness which ranks subordinate to and not equally with or prior to the outstanding subordinated indebtedness, in right of payment in the event of the insolvency or winding-up of the Bank and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all indebtedness to which the outstanding subordinated indebtedness is subordinate in right of payment to at least the same extent as the outstanding subordinated indebtedness is subordinate pursuant to the terms of the instrument evidencing or creating the same; and

(iv) the subordinated debt securities, which will rank equally to the Bank’s outstanding subordinated indebtedness.

The subordination provisions of the subordinated debt indenture are governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Conversion or Exchange of Debt Securities

If and to the extent mentioned in the applicable supplements, any debt securities may be optionally or mandatorily convertible or exchangeable for other securities of the Bank or another entity or entities, into the cash value therefor or into any combination of the above. The specific terms on which any debt securities may be so converted or exchanged will be described in the applicable supplements. These terms may include provisions for conversion or exchange, either mandatory, at the holder’s option or at our option, in which case the amount or number of securities the holders of the debt securities would receive would be calculated at the time and manner described in the applicable supplements.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to each series of debt securities that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of debt securities if we so specify in the applicable supplements.

Full Defeasance.  If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following other arrangements for holders to be repaid:

•	We must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	There must be a change in current U.S. federal tax law or an IRS ruling that lets us make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current U.S. federal tax law, the deposit and our legal release from the obligations pursuant to the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.)

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax-law change described above and that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit, defeasance and discharge had not occurred.

•	In the case of the subordinated debt securities, the following requirement must also be met:

•	No event or condition may exist that, under the provisions described under “— Subordination Provisions” above, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance.  Even without a change in current U.S. federal tax law, we can make the same type of deposit as described above, and we will be released from the restrictive covenants under the debt securities that may be described in the applicable supplements. This is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and U.S. government or U.S. government agency notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	Deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	Deliver to the trustee a legal opinion of our counsel confirming that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit and covenant defeasance had not occurred.

If we accomplish covenant defeasance, certain provisions of the indentures and the debt securities would no longer apply:

•	Covenants applicable to the series of debt securities and described in the applicable supplements.

•	Any events of default relating to breach of those covenants.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs (such as a bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall.

Events of Default

You will have special rights if an “event of default” occurs and is not cured, as described later in this subsection.

What is an Event of Default?

Under the senior debt indenture, the term “event of default” means any of the following:

•	We do not pay the principal of or any premium on a debt security within five days of its due date.

•	We do not pay interest on a debt security for more than 30 days after its due date.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in an applicable supplement occurs.

Under the subordinated debt indenture, the term “event of default” means any of the following:

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in an applicable supplement occurs.

Remedies If an Event of Default Occurs.  If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the applicable indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) and interest on all of the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. The declaration of acceleration of maturity is not, however, an automatic right upon the occurrence of an event of default, and for such acceleration to be effective, the trustee must take the aforementioned action or the holders must direct the trustee to act as described in this section below. Furthermore, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the debt securities of the affected series. If you are the holder of a subordinated debt security, the principal amount of the subordinated debt security will not be paid and may not be required to be paid at any time prior to the relevant maturity date, except in the event of our insolvency or winding-up. If any provisions of applicable U.S. or Canadian banking law prohibit the payment of any amounts due under the debt securities before a specified time, then the obligation to make such payment shall be subject to such prohibition.

You should read carefully the applicable supplements relating to any series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default in which the trustee has the special duties described above, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities the following must occur:

•	the holder of the debt security must give the trustee written notice that a default has occurred and remains uncured;

•	the holders of not less than 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default,

•	such holder or holders must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must have not taken action for 90 days after receipt of the above notice and offer of indemnity; and

•	the trustee has not received any direction from a majority in principal amount of all outstanding securities that is inconsistent with such written request during such 90-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE

OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

We will give to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default.

Form, Exchange and Transfer

Unless we specify otherwise in an applicable supplement, the debt securities will be issued:

•	only in fully-registered form;

•	without interest coupons; and

•	in denominations that are even multiples of $1,000.

If a debt security is issued as a registered global debt security, only the depositary — such as DTC, Euroclear and Clearstream, each as defined below under “Ownership and Book-Entry Issuance” — will be entitled to transfer and exchange the debt security as described in this subsection because the depositary will be the sole registered holder of the debt security and is referred to below as the “holder”. Those who own beneficial interests in a global security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed by the applicable procedures of the depositary and its participants. We describe book-entry procedures below under “Ownership and Book-Entry Issuance”.

Holders of securities issued in fully-registered form may have their debt securities broken into more debt securities of smaller denominations of not less than $1,000, or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

Holders may exchange or register the transfer of debt securities at the office of the trustee. Debt securities may be transferred by endorsement. Holders may also replace lost, stolen or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and registering the transfer of debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also record transfers. The trustee may require an indemnity before replacing any debt securities.

Holders will not be required to pay a service charge to register the transfer or exchange of debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registration of a transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional agents, they will be named in the applicable supplements. We may cancel the designation of any particular agent. We may also approve a change in the office through which any agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the registration of transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders entitled to receive the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit registration of transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

The Trustee

Wells Fargo Bank, National Association serves as the trustee for our senior debt securities. Wells Fargo Bank, National Association also serves as the trustee for the subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or both of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded. From time to time, we and our affiliates have conducted commercial banking, financial and other transactions with Wells Fargo Bank, National Association and its respective affiliates for which fees have been paid in the ordinary course of business. We may conduct these types of transactions with each other in the future and receive fees for services performed.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and will be stated in an applicable supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in The City of New York or such other office as may be agreed upon. That office is currently located at 45 Broadway – 14th Floor, New York, New York 10006. Holders must make arrangements to have their payments picked up at or wired from that office or such other office as may be agreed upon. We may also choose to pay interest by mailing checks.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of debt securities.

Notices

We and the trustee will send notices regarding the debt securities only to registered holders, using their addresses as listed in the trustee’s records. With respect to who is a registered “holder” for this purpose, see “Ownership and Book-Entry Issuance”.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global i.e., book-entry, form. First we describe the difference between registered ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Security?

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing securities. We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “registered holders” of those securities. Subject to limited exceptions, we and the trustee are entitled to treat the registered holder of a security as the person exclusively entitled to vote, to receive notices, to receive any interest or other payment in respect of the security and to exercise all the rights and power as an owner of the security. We refer to those who own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not registered holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners.  Unless otherwise noted in an applicable supplement, we will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture (and the Bank Act in the case of subordinated indebtedness), subject to limited exceptions and applicable law, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not registered holders, of the securities.

Street Name Owners.  We may terminate an existing global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will, subject to limited exceptions and applicable law, recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not registered holders, of those securities.

Registered Holders.  Subject to limited exceptions, our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any other third parties employed by us, run only to the registered holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the registered holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the registered holders, and not the indirect owners, of the relevant securities. Whether and how the registered holders contact the indirect owners is up to the registered holders.

When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus and the applicable supplements, whether they are the registered holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners.  If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

Unless otherwise noted in the applicable supplement, we will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more. Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	Euroclear Bank S.A./N.V., as operator of the Euroclear System, which is known as “Euroclear”;

•	Clearstream Banking, société anonyme, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable supplements.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in the applicable supplements; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. The applicable supplements will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If an applicable supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities.  As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (such as Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Who Is the Registered Owner of a Security?”;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances in which certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your bank, broker or other financial institution may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.  If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who Is the Registered Owner of a Security?”

The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee, warrant agent or unit agent, as applicable, that we wish to terminate that global security; or

•	if an event of default has occurred with regard to these debt securities and has not been cured or waived.

If a global security is terminated, only the depositary, and neither we nor the trustee for any debt securities is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the registered holders of those securities.

Considerations Relating to DTC

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through DTC participants, who will receive a credit for the securities on DTC’s records. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

Redemption notices will be sent to DTC’s nominee, Cede & Co., as the registered holder of the securities. If less than all of the securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then-current procedures.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the securities will be made by the relevant trustee to DTC. DTC’s usual practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Considerations Relating to Clearstream and Euroclear

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear have respectively informed us that Clearstream and Euroclear each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Clearstream and Euroclear provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream and Euroclear also deal with domestic securities markets in several countries through established depositary and custodial relationships. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Clearstream and Euroclear customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream and Euroclear is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream.  Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

UNITED STATES TAXATION

This section describes the material United States federal income tax consequences to a United States holder (as defined below) of owning the securities we are offering. It is the opinion of Sullivan & Cromwell LLP, counsel to the Bank. It applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns securities that are a hedge or that are hedged against interest rate or currency risks,

•	a person that owns securities as part of a straddle or conversion transaction for tax purposes, or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with securities that are due to mature 30 years or less from the date on which they are issued and whose terms are described in this prospectus. The United States federal income tax consequences of owning securities that are due to mature more than 30 years from their date of issue and securities whose terms are not described in this prospectus will be discussed in an applicable supplement. This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the securities.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

You are a United States holder if you are a beneficial owner of a security and you are:

•	a citizen or individual resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Payments of Interest

Except as described below in the case of interest on a discount security that is not qualified stated interest, each as defined below under “— Original Issue Discount — General”, you will be taxed on any interest on your security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid by the Bank on the securities and original issue discount, if any, accrued with respect to the securities (as described below under “Original Issue Discount”) is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a United States holder. Under the foreign tax credit rules, interest and original issue discount paid or accrued in taxable years beginning before January 1, 2007, with certain exceptions, will be “passive” or “financial services” income, while interest and original issue discount paid or accrued in taxable years beginning after December 31, 2006 will, depending on your circumstances, be “passive” or “general” income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit.

Cash Basis Taxpayers.  If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers.  If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General.  If you own a security, other than a short-term security with a term of one year or less, it will be treated as a discount security issued at an original issue discount if the amount by which the security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a security’s issue price will be the first price at which a substantial amount of securities included in the issue of which the security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A security’s stated redemption price at maturity is the total of all payments provided by the security that are not payments of qualified stated interest. Generally, an interest payment on a security is qualified stated interest if it is one of a series of stated interest payments on a security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the security. There are special rules for variable rate securities that are discussed under “— Variable Rate Securities”.

In general, your security is not a discount security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the security, unless you make the election described below under “— Election to Treat All Interest as Original

Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the security.

Generally, if your discount security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount security for each day during the taxable year or portion of the taxable year that you hold your discount security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount security and you may vary the length of each accrual period over the term of your discount security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount security’s adjusted issue price at the beginning of the accrual period by your security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your security allocable to the accrual period.

You must determine the discount security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount security’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your security, other than any payment of qualified stated interest, and

•	your security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium.  If you purchase your security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your security after the purchase date but is greater than the amount of your security’s adjusted issue price, as determined above under “— General”, the excess is acquisition premium. If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the security immediately after purchase over the adjusted issue price of the security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the security after the purchase date over the security’s adjusted issue price.

Pre-Issuance Accrued Interest.  An election may be made to decrease the issue price of your security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your security is attributable to pre-issuance accrued interest,

•	the first stated interest payment on your security is to be made within one year of your security’s issue date, and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your security.

Securities Subject to Contingencies Including Optional Redemption.  Your security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in an applicable supplement.

Notwithstanding the general rules for determining yield and maturity, if your security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the security under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your security and

•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your security for the purposes of those calculations by using any date on which your security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your security by treating your security as having been retired and reissued on the date of the change in circumstances for an amount equal to your security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount.  You may elect to include in gross income all interest that accrues on your security using the constant-yield method described above under “— General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “— Securities Purchased at a Premium”, or acquisition premium.

If you make this election for your security, then, when you apply the constant-yield method:

•	the issue price of your security will equal your cost,

•	the issue date of your security will be the date you acquired it, and

•	no payments on your security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the security for which you make it; however, if the security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount security, you will be treated as having made the election discussed below under “— Securities Purchased with Market Discount” to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a security or the deemed elections with respect to amortizable bond premium or market discount securities without the consent of the Internal Revenue Service.

Variable Rate Securities.  Your security will be a variable rate security if:

•	your security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1. 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

2. 15 percent of the total noncontingent principal payments; and

•	your security provides for stated interest, compounded or paid at least annually, only at:

1. one or more qualified floating rates,

2. a single fixed rate and one or more qualified floating rates,

3. a single objective rate, or

4. a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your security is denominated; or

•	the rate is equal to such a rate multiplied by either:

1. a fixed multiple that is greater than 0.65 but not more than 1.35, or

2. a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•	the value of the rate on any date during the term of your security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the security, the qualified floating rates together constitute a single qualified floating rate.

Your security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the security or are not reasonably expected to significantly affect the yield on the security.

Your security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate,

•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party, and

•	the value of the rate on any date during the term of your security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate, and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your security will also have a single qualified floating rate or an objective rate if interest on your security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the security that do not differ by more than 0.25 percentage points, or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your security.

If your variable rate security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate security,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your security.

If your variable rate security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate security will be treated, for purposes of the first three steps of the determination, as if your security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Securities.  In general, if you are an individual or other cash basis United States holder of a short-term security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term securities, you will be required to defer deductions for interest on borrowings allocable to your short-term securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term security, including stated interest, in your short-term security’s stated redemption price at maturity.

Foreign Currency Discount Securities.  If your discount security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “— United States Holders — Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your security.

Securities Purchased at a Premium

If you purchase your security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your security by the amount of amortizable bond premium allocable to that year, based on your security’s yield to maturity. If your security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount”.

Securities Purchased with Market Discount

You will be treated as if you purchased your security, other than a short-term security, at a market discount, and your security will be a market discount security if:

•	in the case of an initial purchaser, you purchase your security for less than its issue price as determined above under “— Original Issue Discount — General”, and

•	the difference between the security’s stated redemption price at maturity or, in the case of a discount security, the security’s revised issue price, and the price you paid for your security is equal to or greater than 1/4 of

1 percent of your security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the security’s maturity.

To determine the revised issue price of your security for these purposes, you generally add any OID that has accrued on your security to its issue price.

If your security’s stated redemption price at maturity or, in the case of a discount security, its revised issue price, exceeds the price you paid for the security by less than 1/4 of 1 percent multiplied by the number of complete years to the security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount security as ordinary income to the extent of the accrued market discount on your security. Alternatively, you may elect to include market discount in income currently over the life of your security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your security in an amount not exceeding the accrued market discount on your security until the maturity or disposition of your security.

You will accrue market discount on your market discount security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the security with respect to which it is made and you may not revoke it.

Purchase, Sale and Retirement of the Securities

Your tax basis in your security will generally be the U.S. dollar cost, as defined below, of your security, adjusted by:

•	adding any OID or market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your security, and then

•	subtracting any payments on your security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your security.

If you purchase your security with foreign currency, the U.S. dollar cost of your security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your security. If your security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the security is disposed of or retired, except that in the case of a security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your security, except to the extent:

•	described above under “— Original Issue Discount — Short-Term Securities” or “— Securities Purchased with Market Discount”,

•	attributable to accrued but unpaid interest,

•	the rules governing contingent payment obligations apply, or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your security or on the sale or retirement of your security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Indexed Securities, Exchangeable Securities and Contingent Payment Securities

An applicable supplement will discuss any special United States federal income tax rules with respect to securities the payments on which are determined by reference to any index, securities that are exchangeable at our option or the option of the holder into securities of an issuer other than the Bank or into other property and securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the securities are denominated in a foreign currency, a United States holder that recognizes a loss with respect to the securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of securities.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•	payments of principal and interest on a security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

•	the payment of the proceeds from the sale of a security effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a security affected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a security that is affected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of a security affected at a foreign office of a broker will generally be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business.

CANADIAN TAXATION

The following summary describes the principal Canadian federal income tax considerations applicable to a holder of securities who acquires securities, as beneficial owner, in the original offering, and who, at all relevant times and for purposes of the Income Tax Act (Canada) (the “Act”) and the regulations thereunder (the “Regulations”), is not resident and is not deemed to be resident in Canada and who does not use or hold and is not deemed to use or hold securities in or in the course of carrying on a business in Canada, who deals at arm’s length with us and is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-Resident Holder”). This section is the opinion of Osler, Hoskin & Harcourt LLP, our Canadian federal income tax counsel.

This summary is based upon the provisions of the Act and the Regulations in force on the date hereof, proposals to amend the Act and the Regulations in a form publicly announced prior to the date hereof by or on behalf of the Minister of Finance (Canada) (the “Proposed Amendments”) and the current administrative practices and policies published in writing by the Canada Revenue Agency. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any other changes in law, whether by legislative, regulatory, administrative or judicial action, nor does it take into account provincial, territorial or foreign income tax legislation. Subsequent developments could have a material effect on the following description.

Canadian federal income tax considerations applicable to securities may be described particularly, when such securities are offered (and then only to the extent material), in an applicable supplement related thereto if they are not addressed by the comments following. In the event the Canadian federal income tax considerations are described in such supplement, the following description will be superseded by the description in the applicable supplement to the extent indicated therein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers of securities should consult their own tax advisors having regard to their own particular circumstances.

Under the Proposed Amendments in Bill C-28, interest paid or credited or deemed for purposes of the Act to be paid or credited on a security (including accrued interest on the security in certain cases involving the assignment or other transfer of a security to a resident or deemed resident of Canada) to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm’s length for the purposes of the Act with the Non-Resident Holder at the time of such payment unless all or any portion of such interest (other than on a “prescribed obligation” described below) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class of shares of the capital stock of a corporation (“participating debt interest”). A “prescribed obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding which adjustment is determined by reference to a change in the purchasing power of money and no amount payable in respect thereof, other than an amount determined by reference to a change in the purchasing power of money, is contingent or dependent upon any of the criteria described in the preceding sentence. IF ANY INTEREST PAYABLE ON A SECURITY, OR ANY PORTION OF THE PRINCIPAL AMOUNT OF A SECURITY IN EXCESS OF ITS ISSUE PRICE, IS TO BE CALCULATED BY REFERENCE TO AN INDEX OR FORMULA SUCH INTEREST OR PRINCIPAL, AS THE CASE MAY BE, MAY BE SUBJECT TO CANADIAN NON-RESIDENT WITHHOLDING TAX. THE APPLICABLE SUPPLEMENT RELATING TO A SPECIFIC OFFERING OF SECURITIES WILL CONFIRM THE EXEMPTION FROM (OR APPLICATION OF) CANADIAN NON-RESIDENT WITHHOLDING TAX.

In the event that a security is redeemed, cancelled, repurchased or purchased by us or any other person resident or deemed to be resident in Canada from a Non-Resident Holder or is otherwise assigned or transferred by a Non-Resident Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof or in certain cases the price for which such security was assigned or transferred by a person resident or deemed to be resident in Canada to the Non-Resident Holder, the excess (including any accrued interest) may, in certain circumstances, be deemed to be interest and may be subject to non-resident withholding tax if the security is not considered to be an “excluded obligation” for purposes of the Act and such interest is not otherwise exempt from non-resident withholding tax. Under the Proposed Amendments in Bill C-28, a security is an “excluded obligation” to a Non-Resident Holder if: (a) the interest on the security is payable in a currency other than Canadian currency and such security is a senior debt security which is not repayable in Canadian currency; or (b) under the terms of the security or any agreement relating thereto the Bank may not under any circumstances be obliged to repay more than 25% of the aggregate principal amount of a particular series of securities within five years from the date of issue of the particular series of securities except, generally, in the event of a failure or default under such securities or a related agreement. Under the Proposed Amendments in Bill C-28, any interest so deemed to be payable in respect of a security which is not an “excluded obligation” will not be exempt from non-resident withholding tax if the person resident or deemed resident in Canada to which the security is assigned or transferred deals at non-arm’s length with the Non-Resident Holder for purposes of the Act.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension, profit-sharing or other employee benefit plan (a “plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Internal Revenue Code (also “plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to the plan or account. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain employee benefit plans and arrangements including those that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“non-ERISA arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws (“similar laws”).

The acquisition of the securities by a plan with respect to which the Bank or certain of our affiliates is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired pursuant to and in accordance with an applicable exemption. Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions where neither the Bank nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the plan involved in the transaction and the plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Moreover, the United States Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the securities. These exemptions are:

•	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for transactions involving bank collective investment funds;

•	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

The securities may not be purchased or held by (1) any plan, (2) any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) or (3) any person investing “plan assets” of any plan, unless in each case the purchaser or holder is eligible for the exemptive relief under one or more of the PTCEs listed above, the service provider exemption or another applicable similar exemption. Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding of the securities that it either (1) is not a plan or a plan asset entity and is not purchasing those securities on behalf of or with “plan assets” of any plan or plan asset entity or (2) with respect to the purchase or holding, is eligible for the exemptive relief available under any of the PTCEs listed above, the service provider exemption or another applicable exemption. In addition, any purchaser or holder of the securities or any interest in the securities which is a non-ERISA arrangement will be deemed to have represented by its purchase and holding of the securities that its purchase and holding will not violate the provisions of any similar law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan, plan asset entity or non-ERISA arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or any other applicable exemption, or the potential consequences of any purchase or holding under similar laws, as applicable.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.

PLAN OF DISTRIBUTION

We may sell any series of debt securities at any time after effectiveness of the Registration Statement of which this prospectus forms a part in one or more of the following ways from time to time:

•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.

Any of those underwriters, dealers or agents may include our affiliates. Any affiliate that participates in a particular offering of securities will comply with the applicable requirements of Rule 2720 of the conduct rules of the Financial Industry Regulatory Authority (“FINRA”). In compliance with guidelines of FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus. We anticipate, however, that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount. No FINRA member participating in an offering of these securities in which one of our affiliates is acting as an underwriter, dealer or agent will confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer. The offered securities may be distributed periodically in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

The applicable supplements will include:

•	the initial public offering price;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	our proceeds from the sale of the securities;

•	any underwriting discounts or commissions or agency fees and other underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	the place and time of delivery of the securities; and

•	any securities exchange on which the securities may be listed.

If underwriters are used in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions, at any time or times at a fixed public offering price or at varying prices. The underwriters may change from time to time any fixed public offering price and any discounts or commissions allowed or re-allowed or paid to dealers. If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the applicable supplements for such securities. If we grant any over-allotment option, the terms of the option will be set forth in the applicable supplements for the securities.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire our securities to be issued on a delayed or contingent basis.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the U.S. Securities Act of 1933. Any discounts or commissions that we pay them and any profit they receive when they resell the securities may be treated as underwriting discounts and commissions under that Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the U.S. Securities Act of 1933, to contribute with respect to payments which they may be required to make in respect of such liabilities and to reimburse them for certain expenses.

Underwriters, dealers and agents, and their affiliates or associates, may engage in transactions with us or perform services for us in the ordinary course of business and receive compensation from us.

Each series of offered securities will be a new issue of securities and will have no established trading market. Securities may or may not be listed on a national or foreign securities exchange or automated quotation system. Any underwriters or agents to whom securities are sold for public offering or sale may make, but are not required to make, a market in the securities, and the underwriters or agents may discontinue making a market in the securities at any time without notice. No assurance can be given as to the liquidity or the existence of trading markets for any securities.

Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the offered securities to be higher than would be the case in the absence of such transactions.

Selling Restrictions Outside the United States

Except as described in an applicable supplement, the Bank has taken no action that would permit a public offering of the securities or possession or distribution of this prospectus or any other offering material in any jurisdiction outside the United States where action for that purpose is required. Accordingly, each underwriter will be required to represent, warrant and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells securities or possesses or distributes this prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and the Bank shall have no responsibility in relation to this.

With regard to each security, the relevant purchaser will be required to comply with those restrictions that the Bank and the relevant purchaser shall agree and as shall be set out in an applicable supplement.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS
AGAINST THE BANK, OUR MANAGEMENT AND OTHERS

The Bank is incorporated under the laws of Canada pursuant to the Bank Act. Substantially all of our directors and executive officers, including many of the persons who signed the Registration Statement on Form F-3, of which this prospectus forms a part, and some of the experts named in this document, reside outside the United States, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to affect service of process within the United States upon such persons, or to realize upon judgments rendered against the Bank or such persons by the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for you to enforce, in original actions brought in courts in jurisdictions located outside the United States, among other things, civil liabilities predicated upon such securities laws.

We have been advised by our Canadian counsel, Osler, Hoskin & Harcourt LLP, that a judgment of a United States court predicated solely upon civil liability under such laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We have also been advised by such counsel, however, that there is substantial doubt whether an original action could be brought successfully in Canada predicated solely upon such civil liabilities.

VALIDITY OF THE SECURITIES

The validity of the securities will be passed upon by Osler, Hoskin & Harcourt LLP, Toronto, Ontario, as to matters of Canadian law and applicable matters of Ontario law, and by Sullivan & Cromwell LLP, New York, New York, as to matters of New York law. Shearman & Sterling LLP, Toronto, Ontario and New York, New York, will issue an opinion as to certain legal matters for the agents or underwriters.

EXPERTS

The consolidated balance sheets of the Bank as of October 31, 2007 and 2006, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended October 31, 2007, and the effectiveness of internal control over financial reporting as of October 31, 2007, included in the Bank’s 2007 Annual Report which is incorporated by reference in the Bank’s Annual Report on Form 40-F for the year ended October 31, 2007, and incorporated by reference herein, have been audited by KPMG LLP, an independent registered public accounting firm. The reports of KPMG LLP are incorporated by reference herein in reliance upon their authority as experts in accounting and auditing.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities registered under the Registration Statement of which this prospectus forms a part. Additional information about the estimated or actual expenses in connection with a particular offering of securities under the shelf will be provided in the applicable supplements.

Registration Statement filing fee	U.S.$	184,200
Trustees’ fees and expenses	U.S.$	9,000
Legal fees and expenses	U.S.$	340,000
FINRA fees and expenses	U.S.$	75,500
Accounting fees and expenses	U.S.$	150,000
Printing costs	U.S.$	200,000
Miscellaneous	U.S.$	30,000

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification

The by-laws of the Bank provide that the Bank indemnify each member of its board of directors, each officer, each former director or officer, or a person who acted or acts at the Bank’s request as a director or officer of an entity of which the Bank is or was, directly or indirectly, a shareholder or creditor, to the fullest extent allowed under the Bank Act, if such person:

•	acted honestly and in good faith with a view to the best interests of the Bank or other applicable entity; and

•	in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, had reasonable grounds for believing that the impugned conduct was lawful.

These indemnification provisions could be construed to permit or require indemnification for certain liabilities arising out of United States federal securities laws.

The Bank has purchased, at its expense, a Directors’ and Officers’ Liability Insurance Policy that provides protection for individual directors and officers of Bank of Montreal and its subsidiaries solely while acting in their capacity as such. The policy is in effect until October 31, 2008. In addition, the Bank has purchased a separate Directors’ and Officers’ Liability Insurance Policy which provides for payments on behalf of the Bank when the law permits or requires the Bank to provide an indemnity to a director or officer. This policy is also in effect until October 31, 2008.

Insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers or persons controlling the Bank pursuant to the foregoing provisions, the Bank has been informed that in the opinion of the U.S. Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits

Exhibit
Number			Description of Exhibit

1	.1±	—	Form of Underwriting Agreement.
4	.1**	—	Form of Senior Debt Indenture between the Registrant and Wells Fargo Bank, National Association, as trustee.
4	.2**	—	Form of Subordinated Debt Indenture between the Registrant and Wells Fargo Bank, National Association, as trustee.
5	.1**	—	Opinion of Sullivan & Cromwell LLP, U.S. counsel for the Registrant, as to the validity of the securities.
5	.2**	—	Opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Registrant, as to the validity of the securities.
8	.1**	—	Opinion of Sullivan & Cromwell LLP, U.S. counsel for the Registrant, as to certain matters of United States federal income taxation.
8	.2**	—	Opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Registrant, as to certain matters of Canadian taxation.
12	.1*	—	Statement regarding the computation of consolidated ratio of earnings to fixed charges.
23	.1*	—	Consent of KPMG LLP.
23	.2**	—	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1 above).
23	.3**	—	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.2 above).
23	.4**	—	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1 above).
23	.5**	—	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 8.2 above).
24	.1**	—	Power of Attorney for Bank of Montreal.
25	.1**	—	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibits 4.1 and 4.2.

±	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act.

*	Filed herewith.

**	Previously filed.

Additional exhibits to this Registration Statement may be subsequently filed in reports on Form 40-F or on Form 6-K that specifically state that such materials are incorporated by reference as exhibits in Part II of this Registration Statement.

Item 10.	Undertakings

The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement,

Provided, however, that:

(A) Paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the Registration Statement; and

(B) Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant:

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions set forth in Item 8 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Bank of Montreal certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form F-3 and has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on May 16, 2008.

BANK OF MONTREAL

By:	/s/ Cathryn E. Cranston
Cathryn E. Cranston
Senior Vice President,
Financial Strategy

By:	/s/ Russel C. Robertson
Russel C. Robertson
Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Pre-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated.

Signature Name	Title	Date

* William A. Downe	President and Chief Executive Officer, Director	May 16, 2008

/s/ Russel C. Robertson Russel C. Robertson	Interim Chief Financial Officer	May 16, 2008

* David A. Galloway	Chairman of the Board	May 16, 2008

* Pierre O. Greffe	Executive Vice-President Finance[1]	May 16, 2008

* Robert M. Astley	Director	May 16, 2008

* Stephen E. Bachand	Director	May 16, 2008

* David R. Beatty	Director	May 16, 2008

1 Signing as principal accounting officer.

Signature Name	Title	Date

* Robert Chevrier	Director	May 16, 2008

* George A. Cope	Director	May 16, 2008

* Ronald H. Farmer	Director	May 16, 2008

* Harold N. Kvisle	Director	May 16, 2008

* Eva Lee Kwok	Director	May 16, 2008

* Bruce H. Mitchell	Director	May 16, 2008

* Philip S. Orsino	Director	May 16, 2008

* Martha C. Piper	Director	May 16, 2008

* J. Robert S. Prichard	Director	May 16, 2008

Jeremy H. Reitman	Director	May , 2008

* Guylaine Saucier	Director	May 16, 2008

* Nancy C. Southern	Director	May 16, 2008

Don M. Wilson III	Director	May , 2008

* /s/ Pierre O. Greffe Attorney-in-Fact

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of Bank of Montreal in the United States, in the City of Chicago, State of Illinois, on May 16, 2008.

Bank of Montreal

By: /s/ Paul V. Reagan
Paul V. Reagan
Senior Vice-President and U.S. General Counsel

INDEX TO EXHIBITS

Number			Description

1	.1±	—	Form of Underwriting Agreement.
4	.1**	—	Form of Senior Debt Indenture between the Registrant and Wells Fargo Bank, National Association, as trustee.
4	.2**	—	Form of Subordinated Debt Indenture between the Registrant and Wells Fargo Bank, National Association, as trustee.
5	.1**	—	Opinion of Sullivan & Cromwell LLP, U.S. counsel for the Registrant, as to the validity of the securities.
5	.2**	—	Opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Registrant, as to the validity of the securities.
8	.1**	—	Opinion of Sullivan & Cromwell LLP, U.S. counsel for the Registrant, as to certain matters of United States federal income taxation.
8	.2**	—	Opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Registrant, as to certain matters of Canadian taxation.
12	.1*	—	Statement regarding the computation of consolidated ratio of earnings to fixed charges.
23	.1*	—	Consent of KPMG LLP.
23	.2**	—	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1 above).
23	.3**	—	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.2 above).
23	.4**	—	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1 above).
23	.5**	—	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 8.2 above).
24	.1**	—	Power of Attorney for Bank of Montreal.
25	.1**	—	Statement of Eligibility of Trustee on Form T-1 with respect to Exhibits 4.1 and 4.2.

±	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act.

*	Filed herewith.

**	Previously filed.

Additional exhibits to this Registration Statement may be subsequently filed in reports on Form 40-F or on Form 6-K that specifically state that such materials are incorporated by reference as exhibits in Part II of this Registration Statement.